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As filed with the Securities and Exchange Commission on April 11, 2001

Registration No. 333-71883

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GALAGEN INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	41-1719104
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

301 Carlson Parkway, Suite 301
Minnetonka, Minnesota 55305
(952) 258-5500
(Address and Telephone Number of Principal Executive Offices)

Henry J. Cardello
President and Chief Executive Officer
GalaGen Inc.
301 Carlson Parkway, Suite 301
Minnetonka, Minnesota 55305
(952) 258-5500
(Name, Address, and Telephone Number of Agent for Service)

Copy to:

Kris Sharpe
Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402-3901

Approximate date of proposed sale to the public: Not Applicable.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

REMOVAL OF SECURITIES FROM REGISTRATION

    We previously registered for resale, under a Registration Statement on Form S-3, as amended (Registration No. 333-71883), 318,800 shares of our common stock to be offered by the selling stockholders named in the Registration Statement. By filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby remove from registration all of the shares of common stock that remain unsold under the Registration Statement as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the removal from registration of such shares.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on April 11, 2001.

GALAGEN INC.
By	/s/ HENRY J. CARDELLO Henry J. Cardello President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons, representing a majority of the Board of Directors, in the capacities indicated on April 11, 2001.

Signature	Title

/s/ ROBERT A. HOERR Robert A. Hoerr, M.D., Ph.D.	Chairman of the Board of Directors and Chief Technology Officer
/s/ HENRY J. CARDELLO Henry J. Cardello	President, Chief Executive Officer (Principal Executive Officer) and Director
/s/ FRANKLIN L. KUHAR Franklin L. Kuhar	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Helmut B. Breuer	Director
/s/ AUSTEN S. CARGILL Austen S. Cargill II, Ph.D.	Director

Winston R. Wallin	Director

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REMOVAL OF SECURITIES FROM REGISTRATION
SIGNATURES